                                                                EXHIBIT 4.5


                 DECLARATION OF TRUST OF OCWEN CAPITAL TRUST II


         This DECLARATION OF TRUST, dated as of September 29, 1998 (this "Declaration of Trust"), between Ocwen Financial Corporation, a Florida corporation, as "Sponsor," and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

         1. The trust created hereby shall be known as "Ocwen Capital Trust II" (the "Trust"), in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.
Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. The Sponsor and the Trustee will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, (i) the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (ii) the Sponsor shall take any action as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

         4. The Sponsor is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and certain other securities and (b) a Registration Statement (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with such securities exchange or exchanges or the Nasdaq National Market System ("Nasdaq"), as shall be determined by the Sponsor, and prepare and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on such securities exchanges or quoted on Nasdaq, as applicable; (iii) to prepare, file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or "Blue Sky" laws, and to obtain any permits under the insurance laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to prepare, execute and deliver letters or documents to, or instruments for filing with, a depositary relating to the Capital Securities of the Trust; (v) to negotiate, execute, deliver and perform, on behalf of the Trust an underwriting agreement and one or more other similar or related agreements providing for or relating to the sale and issuance of the Capital Securities of the Trust and/or any other interests in the Trust; and
(vi) to prepare, execute and deliver on behalf of the Trust any and all instruments, documents and papers as may be desirable in connection with the foregoing. In the event that any filing referred to in clauses (i), (ii) and
(iii) above is required by the rules and regulations of the Commission, any securities exchange, Nasdaq or state securities or blue sky laws to be executed on behalf of the Trust by the Trustee, Wilmington Trust Company, in its capacity as trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as trustee of the Trust, shall not be required to join any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, any securities exchange, Nasdaq or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor hereby constitutes and appoints William C. Erbey, John R. Erbey and Christine A. Reich, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause the Trustee at any time. The Trustee may resign upon 30 days' prior notice to the Sponsor.

         7. The Sponsor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts); (ii) indemnify, defend and hold harmless the Trustee and each of the officers, directors, employees and agents of the Trustee

(collectively, including the Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration of Trust, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person; and (iii) advance to each Indemnified Person Expenses (including reasonable legal fees) incurred by such Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified therefor under this Section 7.

         8. The Trustee shall take such action or refrain from taking such action under this Declaration of Trust as it may be directed in writing by the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action (i) if it shall be determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or (ii) it shall have actual knowledge, or shall have been advised by counsel, that such performance is contrary to the terms of this Declaration of Trust or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration of Trust or any other document, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions shall constitute full and complete authorization and protection for actions taken by the Trustee in reliance thereon. The Trustee shall refrain from taking any action with respect to the matters described in such notice to the Sponsor until the Trustee has received such instructions.

         9. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regarding to conflict of laws principles).

         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                                            OCWEN FINANCIAL CORPORATION, as
                                            Sponsor


                                            By: /s/ Christine A. Reich
                                               -------------------------------
                                            Name:  Christine A. Reich
                                            Title: President


                                            WILMINGTON TRUST COMPANY,
                                               not in its individual capacity
                                               but solely as Trustee


                                            By: /s/ Debra Eberly
                                               -------------------------------
                                            Name:  Debra Eberly
                                            Title: Administrative Account
                                                    Manager